UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: February 1, 2016

(Date of earliest event reported)

Turtle Beach Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-35465	27-2767540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Summit Lake Drive, Suite 100

Valhalla, New York 10595

(Address of principal executive offices)

914-345-2255

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Loan Amendments

On February 1, 2016, Turtle Beach Corporation, a Nevada corporation (the “Company”), entered into an amendment (the “February ABL Amendment”) to its Loan, Guaranty and Security Agreement, dated March 31, 2014 (as amended, the “ABL Agreement”), by and among the Company, Voyetra Turtle Beach, Inc., (“Voyetra” and together with the Company, the “US Borrowers”), Turtle Beach Europe Limited (“TB Europe” and together with the US Borrowers, the “Borrowers”), VTB Holdings, Inc., as guarantor (“VTB” and together with the Borrowers, the “Obligors”), the financial institutions party thereto as lenders (collectively, the “ABL Lenders”), and Bank of America, N.A., as administrative agent, collateral agent and security trustee for the ABL Lenders (the “ABL Agent”). The February ABL Amendment amended certain provisions of the ABL Agreement to, among other things, (a) provide that, on or prior to February 5, 2016, the Company receive net proceeds of not less than $6.0 million of additional equity capital or additional third lien debt financing and apply such proceeds against the outstanding principal balance of the working capital line of credit under the ABL Agreement (the receipt of such proceeds and subsequent payment, the “February ABL Paydown”), (b) amend the definition of “EBITDA” for purposes of the ABL Agreement and (c) provide that the Company maintain certain amended EBITDA levels during each month beginning with the month ended December 31, 2015 through (and including) the month ending March 31, 2017 (with revised financial covenants to be agreed based on new financial projections after such date) on both an overall and segment-by-segment basis.

Also on February 1, 2016, the Company entered into an amendment (the “February Term Loan Amendment,” and together with the February ABL Amendment, the “Loan Amendments”) to its Term Loan, Guaranty and Security Agreement, dated July 22, 2015 (as amended, the “Term Loan Agreement,” and together with the ABL Agreement, the “Loan Agreements”) by and among the Company, the Obligors, Crystal Financial SPV LLC and the other lenders party to the Term Loan Agreement from time to time (collectively, the “Term Loan Lenders”), and Crystal Financial LLC, as agent for the Term Loan Lenders, sole lead arranger and sole bookrunner (the “Term Loan Agent”). The February Term Loan Amendment amended certain provisions of the Term Loan Agreement to, among other things, (a) provide that the Company make the February ABL Paydown, (b) amend the definition of “EBITDA” for purposes of the Term Loan Agreement and (c) provide that the Company maintain certain amended EBITDA levels during (i) each month beginning with the month ending December 31, 2015 and (ii) on a trailing twelve-month period basis beginning with the period ending October 31, 2016, through the termination date under the Term Loan Agreement on both an overall and segment-by-segment basis. In connection with the February Loan Amendments, the Company will increase the scope of its engagement with its existing financial advisor in seeking to optimize its business operations and realize operational cost savings and will pay amendment fees of $500,000 in the aggregate to its lenders.

The foregoing descriptions of the Loan Amendments do not purport to be complete and are qualified in their entirety by the full texts of the February ABL Amendment and February Term Loan Amendment, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively. The Loan

Agreements, as amended by the Loan Amendments, contain warranties and covenants that the respective parties thereto made to each other as of specific dates. The assertions embodied in those warranties and covenants were made solely for purposes of the Loan Agreements, as amended by the Loan Amendments, between the respective parties thereto and may be subject to important qualifications and limitations agreed to by such parties in connection with negotiating their respective terms, including being qualified by confidential disclosures exchanged between such parties in connection with the execution of the Loan Amendments. The warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or securityholders, or may have been used for the purpose of allocating risk between the respective parties to the Loan Agreements rather than establishing matters as facts. Moreover, information concerning the subject matter of the warranties may change after the date of the Loan Agreements or the Loan Amendments, as applicable, which subsequent information may or may not be fully reflected in the Company’s public disclosures. For the foregoing reasons, no person should rely on the warranties as statements of factual information at the time they were made or otherwise.

Private Placement

On February 1, 2016, the Company entered into a common stock purchase agreement (the “Purchase Agreement”) with SG VTB Holdings, LLC, a Delaware limited liability company (“Stripes”) and the Company’s largest stockholder, pursuant to which the Company will issue to Stripes up to $2,500,000, but not less than $50,000, of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for a per share price equal to the price per share offered to the public in the Offering (as defined below).

The closing of the investment under the Purchase Agreement, which is scheduled to occur simultaneously with the closing of the Offering, is subject to certain conditions, including among others, (i) the consummation of the Offering and (ii) that as of such closing date and as of the date of the Purchase Agreement, the representations and warranties of the Company shall be true and accurate in all material respects. The Purchase Agreement will automatically terminate and be of no further effect if the Offering does not close on or before February 12, 2016.

The above description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference.

Item 7.01. Regulation FD Disclosure

On February 1, 2016, the Company issued a press release announcing a proposed public offering of Common Stock (the “Offering”). A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this report is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 17 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01. Other Events

An updated consent of Squar Milner LLP (formerly Squar, Milner, Peterson, Miranda and Williamson LLP), the Company’s independent registered accounting firm for the fiscal years ended September 30, 2013 and 2012, is attached hereto as Exhibit 23.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Eighth Amendment, dated February 1, 2016, to Loan, Security and Guarantee Agreement, dated as of March 31, 2014, among Turtle Beach Corporation and Voyetra Turtle Beach, Inc. as US Borrowers and UK Guarantors, Turtle Beach Europe Limited as UK Borrower, PSC Licensing Corp. and VTB Holdings, Inc. as a US Guarantor and a UK Guarantor, and Bank of America, N.A., as Agent, Sole Lead Arranger and Sole Bookrunner.

10.2	Third Amendment, dated February 1, 2016, to Term Loan, Guaranty and Security Agreement, dated July 22, 2015, by and among Turtle Beach Corporation, Voyetra Turtle Beach, Inc. Turtle Beach Europe Limited, VTB Holdings, Inc., Crystal Financial LLC, as agent sole lead arranger and sole bookrunner and the other parties thereto.

10.3	Common Stock Purchase Agreement, dated as of February 1, 2016, by and between Turtle Beach Corporation and SG VTB Holdings, LLC.

23.1	Consent of Squar Milner LLP

99.1	Press release dated February 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2016	TURTLE BEACH CORPORATION

	By:	/s/ Juergen Stark
Juergen Stark Chief Executive Officer and President